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                                                                       EXHIBIT 8


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                                Boston          New Jersey
                                Brussels        New York
                                Chicago         Northern Virginia
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December 29, 2003               Hong Kong       San Diego
                                London          San Francisco
Discover Bank                   Los Angeles     Silicon Valley
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                                                Washington, D.C.


         Re:      Discover Card Master Trust I, Series 2003-4
                  Registration Statement on Form S-3

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (Registration No. 333-110560), registering credit card pass-through certificates representing undivided interests in the Discover Card Master Trust I (the "Trust") and the related Prospectus and Prospectus Supplement dated December 19, 2003 (together, the "Prospectus"), filed by you with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance pursuant to the Registration Statement of Series 2003-4 Floating Rate Class A, Subseries 1 Credit Card Pass-Through Certificates, Series 2003-4 Floating Rate Class B, Subseries 1 Credit Card Pass-Through Certificates, Series 2003-4 Floating Rate Class A, Subseries 2 Credit Card Pass-Through Certificates and Series 2003-4 Floating Rate Class B, Subseries 2 Credit Card Pass-Through Certificates (together, the "Series 2003-4 Certificates"), you have requested our opinion regarding the description of the material federal income tax consequences related to the issuance of the Series 2003-4 Certificates (the "Offering") as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

                  Our opinion is based on our examination of the Prospectus, the Pooling and Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling Agreement") between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, and such other documents, instruments and information as we considered necessary. Our opinion also is based on (i) the assumption that neither the Trustee nor any affiliate thereof will become the Master Servicer, the Servicer or the delegee of either the Master Servicer or the Servicer; (ii) the assumption that all agreements relating to the creation of the Trust will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Series 2003-4 Certificates will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and such agreements will remain in full force and effect; and (iv) currently applicable provisions of the federal income tax laws, including the


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DECEMBER 29, 2003
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Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

                  Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions "Federal Income Tax Consequences" as our opinion of the material federal income tax consequences of the Offering, to the extent such statements constitute legal conclusions.

                                             Very truly yours,


                                             /s/ LATHAM & WATKINS LLP